Exhibit 99.1

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: JULY 22, 2009		(513) 793-3200
LSI INDUSTRIES INC. COMPLETES ACQUISITION OF
AdL TECHNOLOGY AND RELATED COMPANIES
Cincinnati, OH; July 22, 2009 — LSI Industries Inc. (NASDAQ: LYTS) today announced it has completed the acquisition of AdL Technology and related companies (AdL Engineering and Kelmilfeen), privately owned and based in Columbus, Ohio. Consideration for the asset purchase of these businesses consisted of 2,469,676 shares of LSI’s unregistered common stock, cash of $1,328,000, and assumed indebtedness of $3,526,000. The management team of AdL has entered into employment agreements and will continue in their current positions to manage the business for LSI.
AdL Technology engineers and manufactures custom designed circuit boards, assemblies, and sub-assemblies used in various applications including the control of solid-state lighting. AdL has a history of profitable operations and the acquisition is expected to be accretive before giving effect to one-time transaction costs and non-cash amortization expenses.
Commenting on the completed acquisition, Robert J. Ready, President and Chief Executive Officer, stated, “We are very pleased to welcome AdL to the family of LSI companies and look forward to many meaningful contributions, particularly as they relate to our solid-state LED lighting initiatives.” As stated in our earlier press release, “So as to further establish and advance our leadership position in LED lighting, we made the decision to vertically integrate our capabilities in connection with designing, engineering, and producing the solid-state electronics that control and power LEDs. For the past two years, we and our Montreal-based engineers at LSI Saco Technologies have been working with the talented engineering and manufacturing people at AdL Technology. As part of the LSI family, AdL will allow us to stay on the leading edge of product development while at the same time providing opportunities to drive down manufacturing costs and control delivery of key components. AdL’s capabilities will also have applications in our other LED product lines such as digital scoreboards, and advertising ribbon boards and billboards...”
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, reliance on key customers, financial difficulties experienced by customers, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs, unexpected difficulties in integrating acquired businesses, and the ability to retain key employees of acquired businesses. The Company has no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company
LSI Industries is an Image Solutions company, dedicated to advancing solid-state LED technology in lighting and graphics applications. We combine integrated technology, design, and manufacturing to supply high quality, environmentally friendly lighting fixtures and graphics elements for commercial, retail and specialty niche market applications. LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North American, South American, Asian, Australian, New Zealand and European markets.
Building upon its success with the Crossover® LED canopy fixture, LSI’s Lighting Segment is committed to producing affordable, high performance, energy efficient lighting products, including solid-state LED light fixtures, for indoor and outdoor use. The Graphics Segment designs, produces, markets and manages a wide array of custom indoor and outdoor graphics programs including signage, menu board systems, decorative fixturing, LED displays and digital signage, and large format billboard and sports screens using solid-state LED technology. In addition, we provide design support, engineering, installation and project management for custom rollout programs for today’s retail environment. The Company’s technology R&D operation located in Montreal, Canada designs, produces and supports high performance light engines and large format billboard, sports and entertainment video screens using solid-state LED technology.
LSI’s major markets are the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets. LSI employs approximately 1,200 people in facilities located in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Tennessee, Texas and Montreal, Canada. The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.
For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.
Additional note: Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.